Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-221644 and 333-233465 on Form S-8 of Metropolitan Bank Holding Corp. and Subsidiary of our report dated March 8, 2021, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Livingston, New Jersey
March 8, 2021